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                                                                      Exhibit 12

NBC ACQUISITION CORP. AND SUBSIDIARY

PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                         YEAR
                                                                         ENDED
                                                                       MARCH 31,
                                                                         1998
Pro forma pre-tax loss from continuing operations                      $(3,933)
                                                                       -------

Fixed charges:
 Interest expense and amortization of deferred finance
  charges on all indebtedness - pro forma                               22,480
 Interest portion of lease rentals                                       2,015
                                                                       -------
    Total fixed charges                                                $24,495
                                                                       =======
    Total earnings and fixed charges                                   $20,562
                                                                       =======
Pro forma ratio of earnings to fixed charges                                (1)
                                                                       =======

---------
(1) Earnings were insufficient to cover fixed charges by $3,933.


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